Exhibit 4.2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

                            SMOKY MARKET FOODS, INC.

                           WARRANT TO PURCHASE SHARES

         This Warrant is issued to _____________________ by Smoky Market Foods, Inc., a Nevada corporation (the "COMPANY"), pursuant to the terms of that certain Securities Purchase Agreement (the "PURCHASE AGREEMENT"), dated as of ____ ___, 2007, in connection with the Company's issuance to the holder of this Warrant ("HOLDER") of a Convertible Promissory Note (the "NOTE").

                  (a) PURCHASE OF SHARES. Subject to the terms and conditions hereinafter set forth and set forth in the Purchase Agreement, Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify Holder in writing), to purchase from the Company up to the number of fully paid and nonassessable shares of common stock, par value $.0001 per share, of the Company (the "COMMON STOCK") equal to the number of shares of Common Stock into which the original principal amount of the Note may convert pursuant to the Note.

         2. DEFINITIONS.

                  (a) EXERCISE PRICE. The exercise price for the Common Stock shall be $0.25 PER SHARE (such price, as adjusted from time to time, is herein referred to as the "EXERCISE PRICE").

                  (b) EXERCISE PERIOD. This Warrant shall be exercisable, in whole or in part, during the term commencing on the earliest to occur of, (i) the date of conversion at least the entire principal amount of the Note into Common Stock, or (ii) immediately prior to a Change of Control and ending on the expiration of this Warrant pursuant to Section 14 hereof. For purposes of clarification, if the entire Note is paid in full, this Warrant shall not become exercisable.

                  (c) CHANGE OF CONTROL. The term "CHANGE OF CONTROL" shall mean
(i) any consolidation or merger involving the Company pursuant to which the Company's stockholders own less than fifty percent (50%) of the voting securities of the surviving entity or its parent or (ii) the sale of all or substantially all of the assets of the Company.

         3. METHOD OF EXERCISE. While this Warrant remains outstanding and exercisable in accordance with Section 2 above, Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

                           (i) the surrender of the Warrant, together with a
notice of exercise to the Chief Financial Officer of the Company at its principal offices; and

                           (ii) the payment to the Company of an amount equal to
the aggregate Exercise Price for the number of shares of Common Stock being purchased.

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         4. CERTIFICATES FOR SHARES. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of shares so purchased shall be issued as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of the subscription notice.

         5. ISSUANCE OF SHARES. The Company covenants that the shares of Common Stock, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

         6. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

                  (a) SUBDIVISIONS, COMBINATIONS AND OTHER ISSUANCES. If the Company shall at any time prior to the expiration of this Warrant subdivide the Common Stock, by split-up or otherwise, or combine its shares, or issue additional shares of its Common Stock as a dividend, the number of shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 6(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

                  (b) RECLASSIFICATION, REORGANIZATION AND CONSOLIDATION. In case of any reclassification, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 6(a) above), then the Company shall make appropriate provision so that Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares as were purchasable by Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

                  (c) NOTICE OF ADJUSTMENT. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify Holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

         7. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

         8. REPRESENTATIONS OF THE COMPANY. The Company represents that all corporate actions on the part of the Company, its officers, directors and stockholders necessary for the sale and issuance of this Warrant have been taken.


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

9. REPRESENTATIONS AND WARRANTIES BY THE HOLDER. Holder represents and warrants to the Company as follows:

                  (a) This Warrant and the Shares issuable upon exercise thereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "ACT"). Upon exercise of this Warrant, Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

                  (b) Holder understands that the Warrant and the Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof and/or Regulation D promulgated thereunder, and that they must be held by Holder indefinitely, and that Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration.

                  (c) Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the shares of Common Stock purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

                  (d) Holder is able to bear the economic risk of the purchase of the shares of Common Stock pursuant to the terms of this Warrant. (e) Holder is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Act.

         10. RESTRICTIVE LEGEND.

                  The shares of Common Stock (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

If Holder is party to any voting agreement, co-sale agreement, investor rights agreement or other agreement with the Company requiring that specified legends be placed upon securities held by Holder, the shares of Common Stock will also contain such legends.

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

         11. WARRANTS TRANSFERABLE. Subject to compliance with the terms and conditions of this Section 11 and any other agreements to which Holder is a party, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to Holder (except for transfer taxes), upon surrender of this Warrant properly endorsed or accompanied by written instructions of transfer. With respect to any offer, sale or other disposition of this Warrant or any shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or shares, Holder agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Holder's counsel, or other evidence, if requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or the shares of Common Stock and indicating whether or not under the Act certificates for this Warrant or the shares of Common Stock to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and reasonably satisfactory opinion or other evidence, if so requested, the Company, as promptly as practicable, shall notify Holder that Holder may sell or otherwise dispose of this Warrant or such shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 11 that the opinion of counsel for Holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify Holder promptly with details thereof after such determination has been made. Each certificate representing this Warrant or the shares transferred in accordance with this Section 11 shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for Holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

         12. RIGHTS OF STOCKHOLDERS. Holder shall not be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the shares of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

         13. EXPIRATION OF WARRANT; NOTICE OF CERTAIN EVENTS TERMINATING THIS WARRANT.

                  (a) This Warrant shall expire and shall no longer be exercisable upon the earlier to occur of:

                           (i) 5:00 p.m., Eastern Time, on the 12-month
anniversary of the conversion of the Note; or

                           (ii) Any Change of Control.

                  (b) The Company shall provide at least ten (10) days prior written notice of any event set forth in Section 13(a)(ii).


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

         14. NOTICES. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) four (4) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to Holder, at Holder's address as set forth in the Purchase Agreement, and (ii) if to the Company, at the address of its principal corporate offices (attention: President) or at such other address as a party may designate by ten days advance written notice to the other party pursuant to the provisions above.

         15. GOVERNING LAW. This Warrant and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Iowa, without regard to the conflicts of law provisions of the State of Iowa or of any other state.

         16. RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANT. Unless otherwise provided herein, the rights and obligations of the Company, of Holder and of the holder of the shares issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

         Issued this ____ day of April, 2007



                                               SMOKY MARKET FOODS, INC.

                                               ___________________

                                               By:  EDWARD C. FEINTECH

                                               Title:  CHAIRMAN, PRESIDENT & CEO



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                                    EXHIBIT A
                                    ---------

                               NOTICE OF EXERCISE
                               ------------------

TO:      Smoky Market Foods, Inc.
         804 Estates Dr.  Suite 100
         Aptos, CA 95003
         Attention: Chief Financial Officer
         Facsimile: 831-685-4782

         1. The undersigned hereby elects to purchase __________ Shares of _____________ pursuant to the terms of the attached Warrant. The undersigned tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any

         2. Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

                                           _________________________________
                                                        (Name)

                                           _________________________________

                                           _________________________________
                                                       (Address)

         3. The undersigned hereby represents and warrants that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 9 of the attached Warrant (including Section 10 (e) thereof) are true and correct as of the date hereof.

                                                ______________________________
                                                          (Signature)

                                                ______________________________
                                                            (Name)

______________________________                  ______________________________
         (Date)                                             (Title)



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                                    EXHIBIT B
                                    ---------

                                FORM OF TRANSFER
                  (To be signed only upon transfer of Warrant)




         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________ the right represented by the attached Warrant to purchase ____________ shares of ________________________ of Smoky Market Foods, Inc. to which the attached Warrant relates, and appoints ______________ attorney to transfer such right on the books of __________, with full power of substitution in the premises.



Dated: ____________________




                            ____________________________________________________
                            (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

                            Address:____________________________________________

                                    ____________________________________________





Signed in the presence of:



____________________________



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